FORM 8-K


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                             SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported):   October 26, 1998

                              NuOASIS RESORTS INC.
             (Exact name of registrant as specified in its charter.)

                                     Nevada
                    (State of incorporation or organization)

                                     0-18377
                            (Commission File Number)

                                   84-1126818
                      (I.R.S. Employee Identification No.)

           4695 MacArthur Court, Suite 530, Newport Beach, California
                    (Address of principal executive offices)

                                      92660
                                   (Zip Code)

       Registrant's telephone number, including area code: (949) 833-5381

                                       N/A
          (Former name or former address, if changed since last report)

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Item 1.  Changes in Control of Registrant

                  N/A

Item 2.  Acquisition or Disposition of Assets

                  On October 19, 1998, NuOasis International, Inc., a wholly owned subsidiary of NuOasis Resorts, Inc., entered into an exchange agreement with Flexweight Corporation. NuOasis International Inc. exchanged all of its equity interest in Cleopatra Gammarth, Limited (which operates Cleopatra Cap Gammarth Casino), Cleopatra Hammamet Limited (which operates Cleopatra Hammamet Casino) and Cleopatra's World, Inc. (which operates the Le Palace Hotel & Resorts at Cap Gammarth) in exchange for Six Million Eight Hundred Seventeen Thousand Two Hundred Forty Eight (6,817,248) shares of common stock of Flexweight Corporation, Six Million (6,000,000) warrants representing the right to acquire Thirty Six Million (36,000,000) shares of common stock of Flexweight Corporation and promissory notes with an aggregate principal balance of One Hundred Eighty Million Dollars ($180,000,000).

Item 3.  Bankruptcy or Receivership

                  N/A

Item 4.  Changes in Registrant's Certifying Accountant

                  N/A

Item 5.  Other Events

                  N/A

Item 6.  Resignation of Registrant's Directors

                  N/A

Item 7.  Financial Statements and Exhibits

         Exhibit A: Asset Exchange Agreement between Flexweight Corporation and
                    NuOasis International Inc.

Item 8.  Change in Registrant's Fiscal Year

                  N/A

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                                    SIGNATURE



         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  NuOASIS RESORTS, INC.
                                  (Registrant)

Dated: October 26, 1998            By:  /s/  Fred G. Luke
                                        ---------------------------------------
                                             Fred G. Luke, CEO

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